Exhibit 99.2

This Statement on Form 3 is filed by: (i) Athene Annuity and Life Company; (ii) Apollo Insurance Solutions Group LP; (iii) AISG GP Ltd.; (iv) Apollo Life Asset, L.P.; (v) Apollo Life Asset GP, LLC; (vi) Apollo Capital Management, L.P.; (vii) Apollo Capital Management GP, LLC; (viii) Apollo Management Holdings, L.P.; and (ix) Apollo Management Holdings GP, LLC.

Name of Designated Filer: Apollo Management Holdings GP, LLC

Date of Event Requiring Statement: May 24, 2022

Issuer Name and Ticker or Trading Symbol: Calamos Strategic Total Return Fund [CSQ]

ATHENE ANNUITY AND LIFE COMPANY

By:	Apollo Insurance Solutions Group LP,
its investment adviser

By:	AISG GP Ltd.,
its general partner

By:	/s/ Angelo Lombardo
Angelo Lombardo
Authorized Signatory

APOLLO INSURANCE SOLUTIONS GROUP LP

By:	AISG GP Ltd.,
its general partner

By:	/s/ Angelo Lombardo
Angelo Lombardo
Authorized Signatory

AISG GP LTD.

By:	/s/ Angelo Lombardo
Angelo Lombardo
Authorized Signatory

APOLLO LIFE ASSET, L.P.

By:	Apollo Life Asset GP, LLC,
its general partner

By:	Apollo Capital Management L.P.,
its managing member

By:	Apollo Capital Management GP, LLC,
its general partner

By:	/s/ Joseph D. Glatt
Joseph D. Glatt
Vice President

APOLLO LIFE ASSET GP, LLC

By:	Apollo Capital Management L.P.,
its managing member

By:	Apollo Capital Management GP, LLC,
its general partner

By:	/s/ Joseph D. Glatt
Joseph D. Glatt
Vice President

APOLLO CAPITAL MANAGEMENT, L.P.

By:	Apollo Capital Management GP, LLC,
its general partner

By:	/s/ Joseph D. Glatt
Joseph D. Glatt
Vice President

APOLLO CAPITAL MANAGEMENT GP, LLC

By:	/s/ Joseph D. Glatt
Joseph D. Glatt
Vice President

APOLLO MANAGEMENT HOLDINGS, L.P.

By:	Apollo Management Holdings GP, LLC,
its general partner

By:	/s/ Joseph D. Glatt
Joseph D. Glatt
Vice President

APOLLO MANAGEMENT HOLDINGS GP, LLC

By:	/s/ Joseph D. Glatt
Joseph D. Glatt
Vice President

2